SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                                 FORM 8-K/A


                              CURRENT REPORT

 Pursuant to Section 13 of 15(d) of the securities Exchange Act of 1934




                              June 19, 1996
                       (Date of event reported)





                    Agouron Pharmaceuticals, Inc.
      (Exact name of registrant as specified in its charter)



                               California
                      (State of incorporation)



              0-15609                          33-0061928
     (Commission file Number)     (I.R.S. Employer Identification No.)



         10350 North Torrey Pine Road, La Jolla, California   92037
                  (Address of principal executive offices)



                             (619) 622-3000
                   (Registrant's telephone number)

Item 5.     Other Events.

     On June 19, 1996 the registrant signed a binding Letter of Intent with Hoffmann-La Roche Inc. of Nutley, New Jersey, and F. Hoffmann-La Roche Ltd of Basel, Switzerland (Roche) to jointly complete the worldwide development of two anti-cancer drugs currently being developed by the registrant and to collaborate on an additional early-stage anti-cancer drug discovery program. Under the terms of the binding Letter of Intent, in return for rights to registrant's most advanced anti-cancer drug (THYMITAQ(TM)) and a preclinical anti-cancer compound (AG3340), Roche is to pay registrant an initial license fee of $15 million and additional milestone payments of up to $40 million and has agreed to bear 80% of the future development costs of these two drugs. In North America, registrant and Roche will cooperatively market the two drugs and will share equally in resulting profits. Outside of North America, Roche will lead commercialization efforts and pay royalties to registrant or, in certain circumstances, will share profits with registrant. For similar commercial rights to compounds generated in a collaborative research program focused on cell cycle control (initially targeting the enzyme cdk4), Roche is to provide annual research support to registrant of $3 million as well as subsequent milestone payments of up to $20 million and has agreed to bear 80% of any post-research development costs. Registrant also has a right in North America to commercialize a Roche anti-cancer product to be named in the future.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AGOURON PHARMACEUTICALS, INC.


Date:  July 12, 1996                    By: /s/ Gary E. Friedman, Esq.
                                           --------------------------
                                           Gary E. Friedman, Esq.
                                           Vice President and General Counsel

Exhibit Index


Exhibit No.                      Description

10.61 Binding Letter of Intent between Hoffmann-La Roche Inc. of Nutley, New Jersey, F. Hoffmann-La Roche Ltd of Basel, Switzerland (Roche) and the registrant dated June 19, 1996. (Confidential treatment has been requested for portions of this agreement pursuant to an application dated June 21, 1996, as separately filed with the Securities and Exchange Commission.)